As filed with the Securities and Exchange Commission on August 5, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORAUTUS GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0687976
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Fifth Street, Suite 313, Atlanta, Georgia, 30308

(Address of principal executive offices, including zip code)

Corautus Genetics Inc. 2002 Stock Plan, as amended and restated

(Full title of the plan)

Richard E. Otto

Corautus Genetics Inc.

75 Fifth Street, Suite 313

Atlanta, Georgia 30308

(Name and address of agent of service)

(404) 526-6200

(Telephone number, including area code, of
agent for service)

Copy to: David K. Brown, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, N.E. Suite 5300 Atlanta, Georgia 30308 (404) 527-4000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Corautus Genetics Inc. 2002 Stock Plan, as amended and restated, Common Stock, $0.001 par value per share	3,900,000 shares (2)	$5.10	$19,890,000	$2,520.06
TOTAL:	3,900,000 shares	$5.10	$19,890,000	$2,520.06

(1)	The offering price of the shares that may be acquired pursuant to the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated, is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of Corautus’ common stock on August 3, 2004 as quoted on the American Stock Exchange. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated.

(2)	Includes 2,000,000 shares reserved under the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated, and 1,900,000 shares to cover the estimated number of shares pursuant to an evergreen provision under the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated.

PART I

Explanatory Note

On February 12, 2004 and May 7, 2004, Corautus Genetics Inc.’s Board of Directors and Corautus Genetics Inc.’s stockholders, respectively, approved an amendment to, and restatement of, the Corautus Genetics Inc. 2002 Stock Plan (the “Plan”) to, among other things, increase the maximum number of shares of Common Stock, par value $0.001 per share, that may be issued under the Plan by 2,000,000 additional shares and to increase the number of shares that annually replenish the Plan through an evergreen provision to the lesser of (i) two percent of the then outstanding Common Stock shares, and (ii) 300,000 shares. This Registration Statement has been filed to register the additional 2,000,000 shares of Common Stock issuable under the Plan, as well as 1,900,000 shares issuable under the Plan in connection with the evergreen provision.

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by Corautus Genetics Inc.’s previously filed Registration Statement on Form S-8 filed on August 28, 2003 (Registration Statement No. 333-108314) for the Plan. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows Corautus to “incorporate by reference” the information Corautus files with the Commission, which means that Corautus can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this Registration Statement, and later information that Corautus files with the Commission will automatically update and supersede this information. Corautus incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until Corautus files a post-effective amendment that indicates all securities offered in this Registration Statement have been sold or that de-registers all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Corautus has filed the following documents with the Commission that are incorporated by reference as of their respective dates:

(1) Corautus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 30, 2004;

(2) Corautus’ Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2004 filed on April 30, 2004;

(3) Current Reports on Form 8-K filed January 13, 2004, January 23, 2004, February 2, 2004, March 19, 2004, July 8, 2004, July 15, 2004, and July 27, 2004; and

(4) The description of Corautus’ common stock as contained in Corautus’ Registration Statement on Form 8-A as filed with the Commission on April 17, 2000, including all amendments or reports filed for the purpose of updating such description.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Corautus Genetics Inc.

Investor Relations

75 Fifth Street, Suite 313

Atlanta, Georgia 30308

Telephone: (404) 526-6210

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Corautus Genetics Inc. 2002 Stock Plan, as amended and restated

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 5, 2004.

CORAUTUS GENETICS INC.
(Registrant)

By:	/s/ Robert T. Atwood
Robert T. Atwood
Chief Financial Officer (Principal Financial Officer), Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Atwood, Jack W. Callicutt and Richard E. Otto, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated as of August 5, 2004, have signed this registration statement.

Signatures	Title

/s/ James C. Gilstrap James C. Gilstrap	Chairman of the Board

/s/ Richard E. Otto Richard E. Otto	President and Chief Executive Officer (Principal Executive Officer) Director

/s/ Robert T. Atwood Robert T. Atwood	Executive Vice President and Chief Financial Officer (Principal Financial Officer) Director

/s/ Eric N. Falkenberg Eric N. Falkenberg	Director

/s/ John R. Larson John R. Larson	Director

/s/ Victor Schmitt Victor Schmitt	Director

/s/ Ronald L. Merriman Ronald L. Merriman	Director

/s/ Ivor Royston Ivor Royston	Director

/s/ F. Richard Nichol F. Richard Nicol, Ph.D.	Director

/s/ Jack W. Callicutt Jack W. Callicutt	Vice President, Finance and Administration Chief Accounting Officer (Principal Accounting Officer)

6

EXHIBIT INDEX

Exhibit Number	Description

4.1	Corautus Genetics Inc. 2002 Stock Plan, as amended and restated

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)